Exhibit 10.5

SUBSCRIPTION AGREEMENT

Neolara Corp.

Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica

Re:   Neolara Corp. Common Stock

The undersigned investor in this Subscription Agreement hereby acknowledges receipt of the Prospectus of Neolara Corp., a Wyoming State corporation (the “Company”), and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus.

The Investor agrees that this Subscription Agreement is subject to availability and acceptance by the Company.

The Investor hereby subscribes for ____________ shares of the Company’s common stock (“Common Stock”) at $0.03 per share, for an aggregate purchase price of $____________.

Payment of $____________ as payment in full of the purchase price is being made either via check, bank draft or wire transfer directly to the Company.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned to the Company without interest or deduction of any kind.

Purchaser Information:

Printed Name:___________________________	Date:____________________________________
Signature:_______________________________	Address:_________________________________ _________________________________

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.